EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Submits Interconnection Request to Golden Spread Electric for Hedley Pointe, Texas Wind Power Project

PHOENIX, AZ – Wednesday September 16, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy, today confirmed it has delivered engineering drawings and other technical documentation, including wind turbine selection and a proposed date of commissioning (operations), pursuant to a recent submission of a formal request for interconnection, to Golden Spread Electric Cooperative, Inc. of Amarillo, Texas, for the Company’s Hedley Point wind power project, located in Donley County.

NACEL Energy presently has four active requests for the interconnection of new wind power generation projects to the electric grid in the Texas Panhandle. These include Blue Creek in Moore County, now before Southwestern Public Service Company (a subsidiary of XCEL Energy), Channing Flats also in Moore County, now before Southwest Power Pool and Swisher and Hedley Pointe, both in Donley County, now before Golden Spread Electric Cooperative (as agent for Swisher Electric Cooperative).  At final build-out of these four projects, a total of 80 MW, or more, of new wind power is expected.

In addition, engineering work is ongoing and interconnection requests are also anticipated to be completed in the coming months for the Company’s recently announced Leila Lakes wind project in the Panhandle (see Company’s Form 8-K filed on July 2, 2009) and Snowflake wind project in northern Arizona (see Company’s Form 8-K filed on July 28, 2009).

NACEL Energy anticipates a period of several months, or longer, before a final interconnection agreement is executed at Hedley Pointe. In the interim, other important development milestones are also underway including, without limitation, obtaining turbine debt financing and a power purchase agreement. Accordingly, the Company cautions that commissioning (operations) at Hedley Pointe is not expected until the fourth quarter 2010, or later depending on future events.

NACEL Energy Chief Executive Officer, Paul Turner, Ph.D., stated:

“With the delivery of engineering drawings and other requisite technical documentation needed for our request for interconnection to Golden Spread Electric, as confirmed today, we are able to advise shareholders and other interested parties that the pace of development at Hedley Pointe is proceeding satisfactorily and as contemplated by the Company.”

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work on its new Snowflake project in Arizona in addition to Leila Lakes, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle.  NACEL Energy currently anticipates generating an aggregate 120 MW, or more, of new wind power upon their completion. In addition, the Company is currently assessing the feasibility of additional project opportunities in Kansas, Illinois and internationally in the Dominican Republic. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANYTM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31st 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Shareholder Services
1-888-242-5848